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                                                                    EXHIBIT 2.2

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT, dated as of December 23, 1998 (this "Agreement"), is made by and among Wingate Partners II, L.P., a Delaware limited partnership ("Purchaser"), and Jerry E. Kimmel (the "Shareholder"), who is a shareholder of Kevco, Inc., a Texas corporation (the "Company"), and solely for purposes of Articles XI and XII the Company. Unless otherwise indicated, capitalized terms used herein are used as defined in Section 1.1.

                              W I T N E S S E T H

         WHEREAS, the Company is engaged in the business of wholesale distribution and manufacturing of building products to the manufactured housing and recreational vehicle industries;

         WHEREAS, the Shareholder is the owner of at least 3,700,000 shares of common stock, par value $0.01 per share, of the Company ("Stock");

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Shareholder desires to sell 1,103,448 shares of Stock (the "Shares") to Purchaser, and Purchaser desires to purchase and acquire from the Shareholder the Shares;

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Shareholder desires to grant a warrant in the form attached hereto as Exhibit A (the "Warrant") to purchase 220,690 shares of Stock (the "Warrant Shares") to Purchaser, and Purchaser desires to purchase and acquire from the Shareholder the Warrant; and

         WHEREAS, Purchaser is unwilling to enter into this Agreement, unless contemporaneously with the execution and delivery of this Agreement, the Company enters into a separate stock purchase agreement with Purchaser (the "Company Agreement"), pursuant to which the Company would, among other things,
(i) sell certain shares of Stock to Purchaser, (ii) sell the Nonvoting Shares (as defined in the Company Agreement) to Purchaser, and (iii) grant the Nonvoting Warrant (as defined in the Company Agreement) to purchase the Nonvoting Warrant Shares (as defined in the Company Agreement) to Purchaser, all upon the terms and subject to the conditions set forth in the Company Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1. Definitions.

              Except as otherwise provided in this Agreement the following terms shall have the meanings assigned to them in this Section 1.1.


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              "Affiliate" means, as to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

              "Agreement" has the meaning provided therefor in the preamble hereof.

              "Board of Directors" means the board of directors of the Company.

              "Business Combination" means any transaction constituting a "business combination" for purposes of the TBCA Business Combination Provisions or Article Nine of the Charter.

              "Certificates" has the meaning provided therefor in Section
4.3(c).

              "Charter" means the Articles of Incorporation of the Company.

              "Closing" has the meaning provided therefor in Section 3.1.

              "Closing Date" has the meaning provided therefor in Section 3.1.

              "Commission" means the U.S. Securities and Exchange Commission.

              "Company" has the meaning provided therefor in the preamble hereof.

              "Company Agreement" has the meaning provided therefor in the recitals hereto.

              "Confidentiality Agreement" has the meaning provided therefor in
Section 7.1.

              "Demand Registration" has the meaning provided therefor in
Section 12.1(b).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              "Indemnified Party" has the meaning provided therefor in Section 10.1.

              "Indemnifying Party" has the meaning provided therefor in Section 10.1.

              "Inspectors" has the meaning provided therefor in Section 12.4(a)(v).

              "Law" means any federal, state, or local law (including common law), statute, code, ordinance, rule, regulation, or other requirement.

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              "Legal Proceeding" means any judicial, administrative, or
arbitral action, suit, proceeding (public or private), claim, or governmental proceeding.

              "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, third party right or agreement to vote, encumbrance, or any other restriction or limitation whatsoever.

              "Losses" has the meaning provided therefor in Section 10.1(a).

              "Managing Underwriter" has the meaning provided therefor in
Section 12.2(a).

              "NASD" means the National Association of Securities Dealers, Inc.

              "NASD Confirmation" means confirmation by the NASD that the issuance of the Shares may be undertaken without prior approval of the Company's shareholders under the NASD rules.

              "Notice Date" has the meaning provided therefor in Section
11.1(a).

              "Notice of Offer" has the meaning provided therefor in Section 11.1(a).

              "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body, or other entity.

              "Public Equity Offering" means an underwritten public offering of shares of Stock pursuant to an effective registration statement under the Securities Act or comparable Law of any other jurisdiction.

              "Purchase Price" has the meaning provided therefor in Section
2.2.

              "Purchaser" has the meaning provided therefor in the preamble hereof.

              "Purchaser Documents" has the meaning provided therefor in
Section 5.2(a).

              "Records" has the meaning provided therefor in Section
12.4(a)(v).

              "Registrable Shares" means shares of Stock owned on the date hereof by the Shareholder or his Affiliates and all other shares of Stock acquired from time to time by the Shareholder or his Affiliates and any securities issued or issuable with respect to any such shares of Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization, Business Combination, or otherwise. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (or under the applicable Laws of the relevant jurisdiction) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144 of the Securities Act, or (iii) such securities shall have been otherwise transferred, new

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certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any other applicable Law.

              "registration statement" has the meaning provided therefor in
Section 12.1(a).

              "Securities" means the Shares and the Warrant (including the Shares transferable upon the exercise of the Warrant).

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              "Seller Documents" has the meaning provided therefor in Section 4.1(a).

              "Shareholder" has the meaning provided therefor in the preamble hereof.

              "Shares" has the meaning provided therefor in the recitals hereto.

              "Stock" has the meaning provided therefor in the recitals hereto.

              "Subsidiary" means any Person of which the Company owns, directly or indirectly, greater than 50% of the voting securities generally entitled to vote to elect the board of directors (or any equivalent body).

              "TBCA" means the Texas Business Corporation Act, as the same may be amended from time to time.

              "TBCA Business Combination Provisions" means Part Thirteen, Articles 13.01 through 13.08, inclusive, of the TBCA.

              "Warrant" has the meaning provided therefor in the recitals hereto.

              "Warrant Shares" has the meaning provided therefor in the recitals hereto.

                                   ARTICLE II
                  SALE AND PURCHASE OF THE SHARES AND WARRANT

         2.1. Sale and Purchase of the Shares and Warrant. In reliance upon the representations, warranties, covenants, and agreements contained herein and upon the terms and subject to the conditions hereinafter set forth, at the Closing, the Shareholder shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase and acquire from the Shareholder, all of the right, title, and interest of the Shareholder in and to the Shares and Warrant.

         2.2. Amount and Form of Consideration. The consideration to be paid by Purchaser to the Shareholder in consideration of the Shares and the Warrant shall be an aggregate amount in cash equal to U.S. $8,000,000 (the "Purchase Price").

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                                  ARTICLE III
                                  THE CLOSING

         3.1. Closing Date. Except as hereinafter provided, the closing hereunder (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, on the first business day following the date on which all of the conditions contained in Articles VIII and IX have been satisfied or waived, as applicable, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser and the Shareholder. The date of the Closing is referred to herein as the "Closing Date."

         3.2. Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by the Shareholder in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all proceedings to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Shareholder and his counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed, and delivered.

         3.3. Deliveries by the Shareholder to Purchaser. At the Closing, the Shareholder shall deliver, or shall cause to be delivered, to Purchaser (i) Certificates representing the number of Shares to be purchased by Purchaser, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer and (ii) the Warrant, duly executed.

         3.4. Deliveries by Purchaser to the Shareholder. At the Closing, Purchaser shall deliver to the Shareholder a confirmation of the wire transfer of immediately available funds in an amount equal to the Purchase Price to an account or accounts specified by the Shareholder to Purchaser prior to the Closing.
                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder hereby represents and warrants to Purchaser as of the date hereof as follows:

         4.1. Authorization; Enforceability.

              (a) The Shareholder has the legal capacity to execute and deliver this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by the Shareholder in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments, and certificates required to be executed by the Shareholder being hereinafter referred to, collectively, as the "Seller Documents"), and to perform fully his obligations hereunder and thereunder.

              (b) The Shareholder has, and at the time of the exercise of the Warrant will have, the power to sell, transfer, convey, and deliver to Purchaser, in accordance with the terms

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of this Agreement and the Warrant, good and valid title, beneficially and of record, to the Shares to be purchased hereunder and the Warrant Shares to be purchased upon exercise of the Warrant, free and clear of any and all Liens.

              (c) This Agreement has been, and each of the Seller Documents will be, on or prior to the Closing Date, duly executed and delivered by the Shareholder and (assuming the due authorization, execution, and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, the legal, valid, and binding obligation of the Shareholder, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar Laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         4.2. Consents of Third Parties. No consent, waiver, approval, or authorization of, or declaration or filing with, or notification to, any Person is required on the part of the Shareholder in connection with the Shareholder's execution and delivery of this Agreement or the Seller Documents, the consummation by the Shareholder of the transactions contemplated hereby and thereby, or the compliance by the Shareholder with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the Exchange Act.

         4.3. Stock.

              (a) The Shareholder owns the Shares and the Warrant Shares, and at the time of the exercise of the Warrant will own the Warrant Shares to be purchased upon exercise of the Warrant, free and clear of any and all Liens, and none of such Shares or Warrant Shares is, or in the case of the Warrant Shares will be at the time of the exercise of the Warrant, subject to any option, warrant, right of conversion, exchange or purchase, or any similar right other than as provided for herein.

              (b) The Shareholder is not, and with respect to the Warrant Shares will not be at the time of the exercise of the Warrant, party to any agreements or understandings with respect to the voting, sale, or transfer of any of the portion of the Shares to be purchased hereunder or the Warrant Shares to be purchased upon exercise of the Warrant.

              (c) The delivery by the Shareholder to Purchaser at the Closing, and at the time of the exercise of the Warrant, as the case may be, of certificates representing the Shares to be purchased hereunder or the Warrant Shares to be purchased upon exercise of the Warrant ("Certificates") duly endorsed in blank or accompanied by stock powers endorsed in blank will vest Purchaser on the Closing Date, or at the time of the exercise of the Warrant, as the case may be, with good title to the Shares to be purchased hereunder and the Warrant Shares to be purchased upon exercise of the Warrant, free and clear of any and all Liens whatsoever, except those Liens created, imposed, or granted by Purchaser.

         4.4. Litigation. As of the date of this Agreement, there is no Legal Proceeding pending, or to the knowledge of the Shareholder, threatened against Shareholder that questions the validity of this Agreement or any action to be taken by the Shareholder in connection with this Agreement.

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         4.5. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Shareholder directly with Purchaser, without the intervention of any Person on behalf of the Shareholder in such manner as to give rise to any valid claim by any Person against Purchaser, the Company, or any Subsidiary for a finder's fee, brokerage commission, or similar payment.

         4.6. Disclaimer. Except for the representation and warranties set forth in this Article IV, the Shareholder makes no other representations or warranties of any kind or character, expressed, implied, or statutory, in respect of the Shareholder. All such other representations and warranties are disclaimed.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Shareholder as of the date hereof as follows:

         5.1. Organization and Good Standing. Purchaser is a limited partnership, duly organized, validly existing, and in good standing under the laws of its state of organization.

         5.2. Authorization; Enforceability.

              (a) Purchaser has the power to execute and deliver this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments, and certificates required to be executed by Purchaser being hereinafter referred to, collectively, as the "Purchaser Documents"), and to perform fully its obligations hereunder and thereunder.

              (b) The execution, delivery, and performance by Purchaser of this Agreement and each of the Purchaser Documents has been duly authorized by all necessary partnership or other action on the part of Purchaser.

              (c) This Agreement has been, and each of the Purchaser Documents will be, on or prior to the Closing Date, duly executed and delivered by Purchaser and (assuming the due authorization, execution, and delivery by the other parties hereto) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar Laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         5.3. Consents of Third Parties. No consent, waiver, approval, or authorization of, or declaration or filing with, or notification to, any Person is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the consummation by Purchaser of the transactions contemplated hereby and thereby, or the compliance by Purchaser with any of the provisions hereof or thereof except for compliance with the applicable requirements of the Exchange Act. The execution and delivery by Purchaser of this Agreement and the Purchaser Documents, the consummation by Purchaser of the

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transactions contemplated hereby and thereby, and the compliance by Purchaser with any of the provisions hereof or thereof will not conflict with, or result in the breach of, any provision of the certificate of limited partnership or limited partnership agreement or other organizational documents of Purchaser.

         5.4. Litigation. There is no Legal Proceeding pending, or to the knowledge of Purchaser, threatened against Purchaser that questions the validity of this Agreement or any action to be taken by Purchaser in connection with this Agreement.

         5.5. Brokers. Except for such Persons who will be paid a finder's fee, brokerage commission, or similar payment at the Closing, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Shareholder, without the intervention of any Person on behalf of Purchaser or its Affiliates in such manner as to give rise to any valid claim by any Person against Purchaser, the Company, any Subsidiary, the Shareholder, or any of their Affiliates for a finder's fee, brokerage commission, or similar payment.

         5.6. Securities Matters.

              (a) Purchaser understands and acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

              (b) Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act).

              (c) Purchaser (i) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Securities, (ii) is able to bear the economic risk of an investment in the Securities for an indefinite period of time, including the risk of a complete loss of any such investment, and (iii) acknowledges that the information publicly disclosed by the Company or contained in written materials furnished to Purchaser indicates that the expected earnings of the Company for the fourth calendar quarter of 1998 will be substantially below estimates previously made by the Company.

              (d) Purchaser is acquiring the Securities for its own account for investment purposes and not with a view to, or for offer or sale for the Shareholder in connection with, the distribution or resale thereof.

              (e) Purchaser understands and agrees that the Securities are being sold in a transaction not involving any public offering within the meaning of the Securities Act, and that the Securities may not be offered, sold, or otherwise transferred to, or for the account or benefit of, any Person except as permitted in the following sentence. Purchaser agrees, on its own behalf and on behalf of any accounts for which Purchaser is acting, that if Purchaser should sell or otherwise transfer any Securities, it will do so only
(i) pursuant to an exemption from the registration requirements of the Securities Act (if available) or if the Securities Act does not apply or (ii) pursuant to an effective registration statement under the Securities Act, and Purchaser further agrees to provide to any Person purchasing any of the Securities from it a notice advising such purchaser that resales of the Securities are restricted as stated herein.

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              (f) The Purchaser understands that the Securities purchased pursuant to this Agreement will be in unregistered form only and that any certificates delivered to it in respect of the Securities will bear a legend substantially to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PURCHASED PURSUANT TO A STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 23, 1998, AMONG JERRY E. KIMMEL, WINGATE PARTNERS II, L.P., AND FOR THE PURPOSES OF ARTICLES XI AND XII THEREOF KEVCO, INC. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         5.7. Financing. Purchaser has available to it, and on the Closing Date will have, all funds necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the payment of the Purchase Price to the Shareholder.

                                  ARTICLE VI
                          COVENANTS OF THE SHAREHOLDER

         6.1. Public Statements. From and after the date hereof and until the Closing, the Shareholder hereby covenants and agrees that before the Shareholder shall release any information concerning this Agreement or the transactions contemplated hereby and which is intended for or may result in public dissemination thereof, the Shareholder shall so advise and cooperate with Purchaser and shall not release such information without Purchaser's consent (which consent shall not be unreasonably withheld), unless such information is otherwise publicly available or the release thereof is required by Law.

         6.2. Consents and Conditions. From and after the date hereof and until the Closing, the Shareholder hereby covenants and agrees that the Shareholder will use his commercially reasonable efforts (a) to obtain any required governmental consents to the transactions contemplated hereby required to be so obtained by him, and (b) to cause each of the conditions precedent set forth in
Article VIII or IX to be satisfied.

         6.3. No Shop Provision. Except as provided for in this Agreement from and after the date hereof until the earlier of the Closing Date or the date on which this Agreement shall have been terminated in accordance with the provisions of Article XIII, the Shareholder will not and, will cause his family members not to, and will use his commercially reasonable efforts to cause his agents and representatives not to, authorize or permit any investment banker, attorney, accountant, or other representative retained by any of the foregoing in any manner, directly or

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indirectly, to (a) effect or seek, or offer (including by way of furnishing information) or propose (whether publicly or otherwise) to effect, (i) any sale, assignment, transfer, conveyance, or delivery of any of the Shares, Warrant Shares, or other shares of capital stock of the Company or securities convertible into or exercisable for capital stock other than issuance pursuant to the exercise of options outstanding on the date hereof and listed in Section
4.2 of the Disclosure Schedule to the Company Agreement; (ii) any tender or exchange offer or merger or other business combination or sale of a substantial portion of assets involving the Company or any of its Subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company or any of its Subsidiaries; or (iv) any solicitation of proxies (as such terms are used in the proxy rules of the Commission) or consents to vote any shares of the Company's capital stock except as required by the Company Agreement, or (b) enter into any discussions or arrangements with any third party (or provide any information to any third party) with respect to any of the foregoing.

         6.4. Further Actions. From time to time after the Closing Date, the Shareholder agrees to execute and deliver such instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement and to consummate the transactions contemplated hereby.

                                  ARTICLE VII
                            COVENANTS OF PURCHASER

         7.1. Confidentiality. Except as otherwise permitted by the Board of Directors (or any committee thereof) or as contemplated hereby or as provided in Section 7.1 of the Company Agreement, from and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that it will treat as confidential, keep secret and not use in the course of its business any Evaluation Material (as defined in the letter agreement dated July 1998 by and between Purchaser and Donaldson, Lufkin & Jenrette Securities Corporation, on behalf of the Company (the "Confidentiality Agreement")), and that the Evaluation Material shall be held in the strictest confidence by Purchaser in accordance with, and pursuant to, the Confidentiality Agreement and, in the event that the transactions contemplated hereby are not consummated, shall be returned or destroyed in accordance with, and pursuant to, the Confidentiality Agreement.

         7.2. Public Statements. From and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that before it shall release any information concerning this Agreement or the transactions contemplated hereby and which is intended for public dissemination thereof, Purchaser shall so advise and cooperate with the Shareholder and shall not release such information without the Shareholder's consent (which consent shall not be unreasonably withheld), unless such information is otherwise publicly available or the release thereof is required by Law.

         7.3. Consents and Conditions. From and after the date hereof and until the Closing, Purchaser hereby covenants and agrees that Purchaser will (a) cooperate in all respects with the Shareholder and the Company (including, without limitation, by providing all necessary information concerning Purchaser for disclosure) in connection with any filing by the Company pursuant to the requirements, if applicable, of Rule 14f-1 under the Exchange Act and (b) use its commercially reasonable efforts (i) to obtain any required governmental consents to the transactions contemplated hereby required to be obtained by it and (ii) to cause each of the conditions precedent set forth in Article VIII or IX to be satisfied.

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         7.4. Certain Information. In the event that the Company is not subject to Section 13 or 15(d) of the Exchange Act, Purchaser shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to cause the Company to provide any information reasonably requested by the Shareholder concerning the Company (including financial statements) in order to permit the Shareholder or his Affiliates to comply with the requirements of Rule 144(c)(2) and Rule 144A(d)(4) under the Securities Act in connection with any sale or transfer of any or all shares of Stock owned by the Shareholder or his Affiliates from time to time pursuant to Rule 144 and Rule 144A, respectively, under the Securities Act.

         7.5. Further Actions. From time to time after the Closing Date, Purchaser agrees to execute and deliver such instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement and to consummate the transactions contemplated hereby.

                                 ARTICLE VIII
                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Purchaser of the following conditions(provided, however, that in the event the Company Agreement has previously been terminated pursuant to Section 12.1(f) thereof, the conditions set forth in Sections 8.5, 8.6, 8.8 and 8.9 below, shall be deemed to have been satisfied):

         8.1. Accuracy of Representations and Warranties. Each of the representations and warranties of the Shareholder contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, other than such representations and warranties as are made of another date.

         8.2. Performance of Covenants. The Shareholder shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by him between the date hereof and the Closing Date.

         8.3. Hart-Scott-Rodino. All applicable waiting periods, if any, in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         8.4. Litigation; Other Events.

              (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

              (b) There shall not be pending, nor shall there have been threatened, any inquiry by a Governmental Body or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                  (i) challenge, restrain, prohibit, or delay the sale or purchase of the Shares or the Warrant Shares pursuant to this Agreement or any of the transactions contemplated hereby or obtain damages as a result thereof;

                  (ii) make the sale or purchase of the Shares or the Warrant Shares pursuant to this Agreement illegal or in violation of any duty;

                  (iii) impose or result in material limitations on the ability of Purchaser or any of its respective Affiliates to exercise full rights of ownership of the Shares or the Warrant Shares purchased by it hereunder, including, without limitation, the right to vote such portion of the Shares or the Warrant Shares purchased by it hereunder on all matters properly presented to the shareholders of the Company; or

                  (iv) impose upon Purchaser, directly or indirectly, the restraints or conditions set forth in the TBCA Business Combination Provisions or in Article Nine of the Charter or similar restraints or conditions.

         8.5. Board Approval. The purchase of each of the Shares and the Warrant Shares by Purchaser shall have been approved (which approval shall not have been withdrawn or modified) by the Board of Directors (or the Special Committee (as defined in the Company Agreement)) for purposes of Article Nine of the Charter and the TCBA Business Combination Provisions, and resolutions to such effect certified by an authorized officer of the Company shall have been delivered to Purchaser.

         8.6. Company Agreement. The Closing (as defined in the Company Agreement) shall have occurred concurrently with the Closing.

         8.7. Warrant. The Shareholder shall have delivered to Purchaser a duly executed copy of the Warrant in the form attached hereto as Exhibit A.

         8.8. Termination of Employment Agreement. The Employment Agreement dated October 1, 1996, between the Company and the Shareholder shall have been terminated and cease to have any force and effect.

         8.9. Confirmation by the NASD. The Company shall have received the NASD Confirmation.

                                   ARTICLE IX
             CONDITIONS PRECEDENT TO THE SHAREHOLDER'S OBLIGATIONS

         The obligation of the Shareholder to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver by the Shareholder of the following conditions (provided, however, that in the event the Company Agreement has previously been terminated pursuant to
Section 12.1(f) thereof, the conditions set forth in Sections 9.6 and 9.7 below, shall be deemed to have been satisfied):

         9.1. Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser contained herein shall be true and correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

         9.2. Performance of Covenants. Purchaser shall have performed and complied, in all material respects, with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date.

         9.3. Litigation; Other Events.

              (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

              (b) There shall not be pending, nor shall there have been threatened, any inquiry by a Governmental Body or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                  (i) challenge, restrain, prohibit, or delay the sale and purchase of the Shares or the Warrant Shares pursuant to this Agreement or any of the transactions contemplated hereby or obtain damages as a result thereof;

                  (ii) make the sale or purchase of the Shares or the Warrant Shares pursuant to this Agreement illegal or in violation of any duty;

                  (iii) impose or result in material limitations on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the portion of the Shares or the Warrant Shares purchased by it hereunder, including, without limitation, the right to vote such portion of the Shares or the Warrant Shares purchased by it hereunder on all matters properly presented to the shareholders of the Company; or

                  (iv) impose upon Purchaser or the Company, directly or indirectly, the restraints or conditions set forth in the TBCA Business Combinations Provisions or in Article Nine of the Charter or similar restraints or conditions.

         9.4. Hart-Scott-Rodino. All applicable waiting periods, if any, in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         9.5. Purchase Price. Purchaser shall have simultaneously paid, in accordance with the terms hereof, the Purchase Price.

         9.6. Consulting Agreement. The Company and the Shareholder shall have entered into a consulting agreement in the form attached hereto as Exhibit B.

         9.7. Confirmation by the NASD. The Company shall have received the NASD Confirmation.

         9.8. Company Agreement. Either the Closing (as defined in the Company Agreement) shall have occurred concurrently with the Closing or, in the event the Company Agreement has previously been terminated pursuant to Section 12.1(f) thereof, the transaction provided for in the definitive agreement or other documents giving rise to such termination of the Company Agreement shall have been consummated.

                                   ARTICLE X
                      INDEMNIFICATION AND RELATED MATTERS

         10.1. Indemnification.

              (a) The Shareholder hereby agrees to indemnify and hold Purchaser, its Affiliates and the officers, directors, employees, and agents thereof, harmless (on an after-tax basis) from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (including, without limitation, the reasonable fees and expenses of counsel) (collectively, "Losses") arising out of, based upon, attributable to, or resulting from:

                  (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of the Shareholder contained in this Agreement or any Seller Document; and

                  (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to any of the foregoing.

              (b) Purchaser hereby agrees to indemnify and hold the Shareholder harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                  (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser contained in this Agreement or any Purchaser Document; and

                  (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to the foregoing.

         Notwithstanding the foregoing provisions of Section 10.1(a)(ii) or
(b)(ii), the party entitled to indemnification ( the "Indemnified Party") shall not be entitled to any claims for fees and expensed of counsel in respect of any action, suit, or proceeding by the party from which indemnification is sought (the "Indemnifying Party"), unless and until such action, suit, or proceeding has been determined by a final, nonappealable order or judgment of a court of competent jurisdiction in favor of such Indemnified Party.

         10.2. Procedures for Indemnification. Whenever a claim shall arise for indemnification under Section 10.1, with the exception of claims for litigation expenses in respect of litigation as to which a notice of claim, as provided in this Section 10.2, has previously been given, which expenses shall be funded on an ongoing basis, the Indemnified Party shall promptly notify Indemnifying Party of such claim and, when known, the facts constituting the basis for such claim; provided, however, that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten business days prior to the time any response to the asserted claim is required, if possible, and in any event within five business days following receipt of notice thereof. Failure to give timely notice or to include any specified information in any notice required by this Section 10.2 will not effect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof using counsel who is reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall first have agreed in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of Losses attributable to such claim or proceeding; and provided, however, that if the defendants in any such actions include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses or rights available to it which have not been waived and are in actual or potential conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to select one law firm to act as separate counsel, on behalf of such Indemnified Party, at the expense of the Indemnifying Party. Subject to the second proviso of the immediately preceding sentence, if an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); and provided, further, that subject to the second proviso of the immediately preceding sentence, the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 10.2. Notwithstanding the foregoing, at any time after the Indemnifying Party has failed to discharge its liability for legal and other expenses pursuant to this Section 10.2, which failure shall not have been cured, or at any time the Indemnifying Party is subject to a bankruptcy case pursuant to Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code, if the Indemnified Party shall propose to settle a claim as to which it intends to seek indemnity, it shall provide the Indemnifying Party with 21 days' written notice of such proposed settlement, and the Indemnifying Party shall, within such period either (i) consent to the terms of the proposed settlement or (ii) provide the Indemnified Party with (A) a written notice of objection to the proposed settlement, with a statement of reason, (B) reasonable evidence that the financial condition of the Indemnifying Party is sufficient to permit it to pay a judgment for the full amount being sought by the third party claimant (or, at the Indemnified Party's request, a letter of credit in such amount) and (C) an undertaking to satisfy any such judgment.

                                  ARTICLE XI
                     RIGHT OF FIRST OFFER AND REIMBURSEMENT

         11.1. Right of First Offer.

              (a) If at any time after the Closing Date, the Shareholder desires to transfer all or a portion of the shares of Stock owned by him to a third party (other than an Affiliate or family member of the Shareholder and other than as provided in the Warrant), the Shareholder shall give prompt written notice (a "Notice of Offer") to the Company of his intent to transfer the Stock, which notice shall contain the proposed sale price for the shares of Stock being offered and the number of shares of Stock which the Shareholder proposes to transfer and any other material term or condition of the proposed transfer. The date on which such notice is sent to the Company is referred to hereinafter as the "Notice Date." The Notice of Offer shall be deemed an irrevocable offer to sell to the Company (or any Person designated by the Company) such shares of Stock on the terms and conditions set forth in the Notice of Offer. The Company shall have 15 days following the Notice Date to notify in writing the Shareholder of its election to purchase all, but not less than all, of such shares of Stock (or to have all, but not less than all, of such shares of Stock purchased by its designees). If the Company notifies the Shareholder of its election to purchase such shares of Stock, the closing for such transaction shall take place no later than 30 days from the Notice Date. If the Shareholder does not receive such written notice from the Company within the 15-day period, the Company shall be deemed to have declined to purchase such shares of Stock and the Shareholder may transfer such shares of Stock to any third parties at not less than the sale price and upon the other terms and conditions set forth in the Notice of Offer; provided, however, that if the Shareholder does not complete the contemplated sale within 180 days of the Notice Date, the provisions of this Section 11.1(a) shall again apply.

              (b) Notwithstanding anything herein to the contrary, the terms and conditions of Section 11.1(a) do not apply to transfers made by the Shareholder (i) pursuant to an effective registration statement or in the open market pursuant to Rule 144 under the Securities Act or otherwise or (ii) in connection with any merger or business combination of the Company approved by the Board of Directors.

         11.2. Reimbursement of the Company by the Shareholder.

              (a) In the event that each of the following conditions has been satisfied: (i) a meeting of the shareholders of the Company to consider and vote upon the approval of the Amendment (as defined in the Company Agreement) shall have been duly convened and held; (ii) all of the Shares (as defined in the Company Agreement) then issued and outstanding and the Shares acquired from the Shareholder by Purchaser hereunder shall have been voted at such meeting in favor of approval of the Amendment, (iii) there shall not have been in effect as of the date of such meeting any Law or injunction or other order of any Governmental Body restraining or preventing the Shareholder from voting any shares of Stock as to which he possessed the power to vote in favor of approval of the Amendment, and (iv) the Amendment shall not have been approved in accordance with applicable Law and the Charter and By-laws of the Company, then the Shareholder shall reimburse the Company for any amounts (but not to exceed $1,000,000 in the aggregate) paid by the Company to Purchaser as liquidated damages pursuant to Section 6.5 of the Company Agreement.

              (b) The Shareholder shall reimburse the Company for an amount equal to 20% of (i) the fee of $1,000,000 to be paid by the Company to an affiliate of Purchaser pursuant to Section 3(b) of the Financial Advisory Agreement to be entered into between the Company and such affiliate upon the Closing (as defined in the Company Agreement) and (ii) the fees and disbursements of Cleary, Gottlieb, Steen & Hamilton.

                                  ARTICLE XII
                   REGISTRATION AND OTHER SHAREHOLDER RIGHTS

         12.1. Demand Registration.

              (a) Upon receipt by the Company at any time following the second anniversary of the Closing Date of a written request from the Shareholder for registration of the resale of any Registrable Shares, the Company shall use its commercially reasonable efforts to cause a registration statement to be filed under the Securities Act, and any other applicable Laws, within 60 days after the receipt of such request. The Company shall use all commercially reasonable efforts to cause any such registration statement to become effective and to maintain the effectiveness of such registration statement until (x) the date all Registrable Shares have been sold pursuant thereto or (y) 180 days after the effective date of such registration statement. The term "registration statement" means a registration statement filed under the Securities Act, or any similar disclosure document, filing, or listing particulars utilized in connection with a Public Equity Offering.

              (b) The Shareholder shall be permitted to make two requests pursuant to the provisions of Section 12.1(a), provided that no request will be
(i) allowed unless the Company and the security offering shall at that time satisfy the eligibility requirements for use of Form S-1 or any successor form and (ii) counted against this limit unless, it has become effective and remained effective for a period of at least 30 days; provided, however, that if, within 180 days after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other Governmental Body, such registration will be deemed not to have been effected and will not count as a Demand Registration. A registration that is undertaken by the Company in response to a valid request made by the Shareholder pursuant to this Section 12.1 shall be referred to herein as a "Demand Registration." Notwithstanding the foregoing provisions of this Section 12.1(b), the Company shall not be required to register any Registrable Shares pursuant this Section 12.1(b) at any time (i) within 120 days of the effective date of any registration statement filed as a result of the exercise of any demand registration rights by the Shareholder or any other shareholder of the Company, or (ii) in the event that the Company has registered shares of any class of its capital stock pursuant to any demand registration rights on more than two occasions in the preceding 12 months.

              (c) The Company shall pay all registration expenses incurred with respect to Section 12.1(a) (other than customary underwriting and broker commissions), including, without limitation, the reasonable fees and disbursements of one (but only one) legal firm or counsel to represent Purchaser and the Shareholder in the case of a Demand Registration.

              (d) The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Shareholder shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

         12.2. Incidental or "Piggyback" Registration Rights.

              (a) If the Company or any holder of shares of Stock proposes to sell shares of Stock in a Public Equity Offering, the Company shall give written notice, at least 15 days prior to the filing of a registration statement related to such Public Equity Offering (other than a registration statement relating solely to employee benefit plans or to effect any acquisition or combination with another Person), of such proposed Public Equity Offering to the Shareholder which notice shall offer to the Shareholder and his Affiliates the opportunity to include in such Public Equity Offering such number of Registrable Shares as the Shareholder and his Affiliates may request. Within 20 days after receipt of such notice, the Shareholder and his Affiliates shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in the registration statement relating to such Public Equity Offering such number of Registrable Shares as the Shareholder or his Affiliates may request. Notwithstanding the foregoing, (x) if at any time the managing underwriter or underwriters of such Public Equity Offering (the "Managing Underwriter") shall advise the Company in writing that, in its opinion, the total number of shares proposed to be sold in such Public Equity Offering (including the total number of Registrable Shares that the Shareholder and his Affiliates have requested to be sold in such Public Equity Offering and the total number of shares of Stock requested to be included by any other selling shareholder entitled to sell shares in such Public Equity Offering) exceeds the maximum number of shares which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing, or distribution of the Public Equity Offering, then the Company will be required to include in such Public Equity Offering only that number of shares which the Managing Underwriter believes may be sold without causing such adverse effect in the following order: (i) all the shares that the Company proposes to sell in such Public Equity Offering, (ii) all the shares that are proposed to be sold by any shareholder of the Company who is exercising a demand registration right, if such Public Equity Offering is being made pursuant to such demand, and (iii) shares of the Shareholder and his Affiliates and all other shares that are proposed to be sold by any shareholder of the Company exercising a so-called "piggyback" registration right on a pro rata basis in an aggregate number which is equal to the difference between the maximum number of shares that may be distributed in such Public Equity Offering as determined by the Managing Underwriter and the number of shares to be sold in such Public Equity Offering pursuant to clauses (i) and (ii) above, and (iv) any other shares of Stock requested to be included in such Public Equity Offering.

              (b) The Company will have the right to postpone or withdraw any registration statement relating to a Public Equity Offering described under this Section 12.2 prior to the effective date of such registration statement without obligation to the Shareholder or his Affiliates. Purchaser shall, and shall cause its Affiliates to, use their respective commercially reasonable efforts to cause all registration expenses of the Shareholder and his Affiliates (other than customary underwriting and broker commissions) to be paid by the Company in the case of any and all registrations governed by this
Section 12.2.

         12.3. Suspension. In connection with any proposed registration of Registrable Shares pursuant to Section 12.1 or 12.2, during any consecutive 365-day period, the Company shall be entitled to postpone the filing of or to suspend availability of a registration statement for up to two 60-consecutive-day periods if (i) at the time the Company receives a request for a Demand

Registration, the Company or any Subsidiary is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities,
(ii) prior to receiving such request, the Board of Directors were to have determined to effect a Public Equity Offering for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (iii) the Company shall furnish to Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration to be pursued at such time; provided, however, that any suspension under clause (iii) shall not exceed 60 days.

         12.4. Preparation and Filing.

              (a) Whenever the Company seeks to effect the registration of any Registrable Shares in accordance with the provisions of Section 12.1 or 12.2, the Company shall:

                  (i) prepare and file with the Commission or other applicable Governmental Body a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to promptly become and, subject to
         Section 12.3, remain effective for the period set forth in subsection
         (ii) below and promptly notify the Shareholder (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the Commission or other applicable Governmental Body for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                  (ii) prepare and file with the Commission or other applicable Governmental Body such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act, and any other applicable Laws, with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 180 days after the effective date of such registration statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

                  (iii) furnish to the Shareholder, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and financial statements, reports, and proxy statements mailed to shareholders of the Company as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable Shares being sold;

                  (iv) use its commercially reasonable efforts to register or qualify, not later than the effective date of any filed registration statement, the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Shareholder reasonably requests; provided, however, that the Company will not be required to
         (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process, or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Shares covered by the registration statement;

                  (v) make available, upon reasonable notice and during business hours, for inspection by the managing underwriter(s) for the Registrable Shares (and one counsel representing such managing underwriter(s)) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements, and properties of the Company and its Subsidiaries and Affiliates as shall be reasonably necessary to enable them to exercise their due diligence responsibilities ("Records") and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (v) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in a form reasonably acceptable to the Company; and, provided, further, that each holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                  (vi) obtain a comfort letter from the Company's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such managing underwriter(s) reasonably request;

                  (vii) obtain an opinion of counsel dated the effective date of the registration statement (and as of such other dates as the managing underwriter(s) for the Registrable Shares may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such managing underwriter(s) reasonably request;

                  (viii) during the period when the registration statement is required to be effective, notify the Shareholder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (ix) in the case of an underwritten offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the managing underwriter(s) customarily require or may reasonably require;

                  (x) cause such Registrable Shares to be listed for trading on the primary securities exchange or quotation system upon which the Stock is then listed or traded; and

                  (xi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and other applicable Governmental Bodies, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.


              (b) The Shareholder shall timely furnish to the Company such information (including affidavits) regarding the distribution of such Registrable Shares as the Company may from time to time reasonably request. The Company may exclude from such registration the securities of the Shareholder or his Affiliates if he or they fail to furnish such information within 10 days after such request; provided, however, that the Company's registration statement relating to such offering is effective within 60 days after the expiration of such 10-day period.

              (c) The Shareholder agrees that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph (a)(viii) above, it will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until the Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above. If the Company gives any such notice, the Company shall keep any such registration statement pursuant to a Demand Registration effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to paragraph
(a)(viii) above to and including the date on which copies of such supplemented or amended prospectus are made available to the Shareholder.

         12.5. Indemnification. In connection with the filing of a registration statement providing for the registration of any Registrable Shares pursuant to
Section 12.1 or 12.2, the Company shall indemnify and hold harmless the Shareholder and his Affiliates, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of such registration statement. The Shareholder and his

Affiliates shall indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all Losses resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in strict conformity with information furnished in writing to the Company by Shareholder for use in such registration statement; provided, however, that the obligation to indemnify will be several and not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; further provided, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

                                 ARTICLE XIII
                                  TERMINATION

         13.1. Termination. This Agreement may be terminated by:

              (a) the written agreement of Purchaser and the Shareholder;

              (b) Purchaser or the Shareholder on or after February 15, 1999, if the Closing has not occurred prior to such date; provided, however, that in the event the Company Agreement has previously been terminated pursuant to
Section 12.1(f) thereof, the Shareholder may not terminate this Agreement pursuant to this clause (b) until the earlier of (i) the 30th day following the date of consummation of the transaction provided for in the definitive agreement or other documents giving rise to such termination of the Company Agreement and (ii) the 180th day following such termination of the Company Agreement;

              (c) Purchaser or the Shareholder in the event of a material breach by the other party of this Agreement, which breach is not cured within five days after receipt of written notice thereof by the breaching party from the non-breaching party;

              (d) Purchaser or the Shareholder if there shall have been entered a final, non-appealable order or injunction by any Governmental Body against either party hereto or the Company that prohibits the consummation of the transactions contemplated hereby or a material part thereof; or

              (e) Purchaser or the Shareholder in the event of termination of the Company Agreement; provided, however, that in the event the Company Agreement is terminated pursuant to Section 12.1(f) thereof, the Shareholder may not terminate this Agreement pursuant to this clause (e) until the earlier of (i) the 30th day following the date of consummation of the transaction provided for in the definitive agreement or other documents giving rise to such termination of the Company Agreement and (ii) the 180th day following such termination of the Company Agreement.

         13.2. Liabilities After Termination. Upon any termination of this Agreement pursuant to Section 13.1, no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that no such termination shall relieve any party hereto of any liability for any intentional breach of this Agreement prior to the date of such termination.

                                  ARTICLE XIV
                                 MISCELLANEOUS

         14.1. Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing without limitation.

         14.2. Entire Agreement. This Agreement (together with the Exhibits attached hereto and the Confidentiality Agreement) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

         14.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made in and to be wholly performed in such state.

         14.4. Expenses. Purchaser shall bear all of the expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants and other experts) incurred by or on behalf of it in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. The Shareholder shall bear all of the expenses (including, without limitation, fees and disbursements of its financial advisor, counsel, accountants, and other experts) incurred by or on behalf of the Shareholder in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

         14.5. Headings. The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, all references to Articles and Sections are to Articles and Sections of this Agreement.

         14.6. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address:

                  If to the Shareholder, to:

                  Mr. Jerry E. Kimmel
                  6400 Cleburne Highway
                  Granbury, Texas  76049
                  Facsimile:  (817) 326-2203

                  with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attention:  Daniel S. Sternberg, Esq.
                  Facsimile:  (212) 225-3999

                  If to Purchaser, to:

                  Wingate Partners II, L.P.
                  750 North St. Paul, Suite 1200
                  Dallas, Texas  75201
                  Attention:  Mr. Frederick B. Hegi, Jr.
                  Facsimile:  (214) 871-8799

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Attention:  Mary R. Korby, Esq.
                  Facsimile:  (214) 746-7777

                  If to the Company, as provided in Section 13.6 of the Company Agreement.

         14.7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         14.8. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as expressly otherwise provided in Article X, nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void; provided, however, that (i) the Shareholder may assign his right to sell all or any portion of the Shares or Warrant Shares to one or more shareholders of the Company who is a family member or Affiliate of the Shareholder, provided that any such assignment shall not release the Shareholder from his obligations hereunder, and (ii) Purchaser may assign its right hereunder to purchase all or any portion of the Shares and/or the right to receive the Warrant or any portion of the Warrant to such Persons as previously disclosed in writing to and approved by Shareholder prior to the date hereof, provided that (a) no such assignment shall relieve Purchaser of its obligations hereunder (b) any such assignee shall have executed and delivered to the Shareholder an agreement satisfactory to the Shareholder which shall provide that such assignee will become a party to this Agreement and be bound by all of the obligations of Purchaser hereunder as if such assignee were "Purchaser" hereunder, and (c) any such assignee shall have delivered to Shareholder on or before the Closing Date the representations and warranties set forth in Section 5.6. In the event of the death of the Shareholder, the Shareholder's estate, the administrator or executor of his estate, and his other heirs, devisees, legatees, and grantees shall be bound by the provisions of this Agreement.

         14.9. Amendments. This Agreement may be amended, supplemented, or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

         14.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.11. Spousal Consent. Carmen Kimmel, being the lawful spouse of the Shareholder, hereby certifies and agrees to the following: (i) I have read, understand, and approve the Agreement and the attached exhibits; (ii) I agree on behalf of myself and all my successors in interest that the Agreement and Warrant binds my community property interest, if any, in any stock of the Company registered in the name of my spouse on the books of the Company; (iii) I consent to the execution, delivery, and performance of the Agreement, the Warrant, and all other documents by my spouse relating to the Company, including without limitation the sale of my spouse's interest in the stock of the Company as provided herein, without the necessity of obtaining my signature or further consent; (iv) I grant a power of attorney to my spouse for the sole and exclusive purpose of dealing with my interest, if any, in the stock of the Company; and (v) I acknowledge that I have been advised to seek separate counsel in the execution of this Agreement and the Warrant.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  WINGATE PARTNERS II, L.P.

                                  By:  Wingate Management Company II, L.P.,
                                       its general partner

                                  By:  Wingate Management Limited, L.L.C.,
                                       its general partner


                                  By:  /s/ FREDERICK B. HEGI, JR.
                                     ------------------------------------------
                                       Frederick B. Hegi, Jr.
                                       Principal


                                       /s/ JERRY E. KIMMEL
                                     ------------------------------------------
                                       JERRY E. KIMMEL


                                  KEVCO, INC.


                                  By:  /s/ ELLIS L. MCKINLEY, JR.
                                     ------------------------------------------
                                  Name:  Ellis L. McKinley, Jr.
                                       ----------------------------------------
                                  Title: Vice President, Chief Financial
                                        ---------------------------------------
                                         Officer and Treasurer
                                        ---------------------------------------


Acknowledged for the purposes of
Section 14.11 as of the date first
above written:

/s/ CARMEN KIMMEL
---------------------------------
    CARMEN KIMMEL

                                    EXHIBIT A

                                [FORM OF WARRANT]

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO A STOCK PURCHASE AGREEMENT DATED DECEMBER 23, 1998 AMONG WINGATE PARTNERS II, L.P., JERRY E. KIMMEL, AND KEVCO, INC. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND SECTION 3 OF THIS WARRANT.

No. of Shares: 220,690 Shares                                 Warrant No. ____

                                     WARRANT

                           To purchase Common Stock of
                                   KEVCO, INC.

                            [______________________], 1999

         THIS WARRANT CERTIFIES THAT, for value received, the registered holder hereof, Wingate Partners II, L.P., a Delaware limited partnership ("Wingate"), or its registered assigns, is entitled to purchase from Jerry E. Kimmel, (the "Shareholder"), at any time and from time to time after the date hereof (the "Initial Issue Date") and on or before 5 p.m. Eastern Standard Time, on the Expiration Date (as hereinafter defined) 220,690 shares of the voting common stock, par value $0.01 per share ("Voting Common Stock"), of Kevco, Inc., a Texas corporation (the "Company") at the Basic Purchase Price (as hereinafter defined), subject to the terms, conditions, and adjustments as hereinafter provided in Sections 4 and 5.

         Section 1. Definitions and References. Unless otherwise specified, references herein to sections, subsections, and similar subdivisions refer to the sections, subsections, and subdivisions of this Warrant. For all purposes of this Warrant, the following terms shall have the meanings hereinafter indicated:

                  "Affiliate" with respect to a party to this Agreement shall mean any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

                  "Basic Purchase Price" shall mean the price of $10.25 per share of the Common Stock.

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Business Day" shall mean a day on which commercial banks are open for business with the public in New York, New York.

                  "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                  "Common Stock" shall mean the Voting Common Stock, the nonvoting common stock, par value $.01 per share, of the Company ("Nonvoting Common Stock"), and any capital stock into which such Common Stock thereafter may be changed or converted.

                  "Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and any stock appreciation rights or similar rights to payment based upon the value of the Company's common equity, whether at the time or upon the occurrence of some future event including all shares of Common Stock issuable in respect of this Warrant to the extent not issued and outstanding.

                  "Composite Tape" shall mean, with respect to any security, the reporting by the National Association of Securities Dealers (or any successor reporting mechanism) of all trades of such security occurring on all exchanges on which such security is traded.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Expiration Date" shall mean the fifth anniversary of the Initial Issue Date.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivisions thereof, whether federal, state, or local, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "Holder" shall mean the initial holder of this Warrant, and any Person to whom this Warrant, or any portion thereof, is subsequently transferred of record.

                  "Independent Director" shall mean any director of the Company not affiliated with Wingate or its assigns or the Shareholder and who do not have any other relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                  "Lien" shall mean any lien, charge, claim, encumbrance, or right of a third party with respect to the property in question.

                  "Market Price" shall mean, with respect to any Common Stock, on a per share basis and as of any date, an amount equal to the average, for each of the ten (10) consecutive Trading Days immediately prior to such date, of the closing prices for a share of Common Stock on such Trading Day as reported on the Composite Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source). If no price can be determined under the foregoing, then the "Market Price" shall be deemed to be the fair market value thereof, as determined by the majority of the Independent Directors of the Company's Board of Directors in good faith as of a date which is within fifteen (15) days preceding the date as of which the determination is to be made.

                  "NASDAQ" shall mean the NASDAQ Stock Market.

                  "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, or other entity.

                  "Purchase Price" shall mean, as of any date, the Basic Purchase Price as adjusted pursuant to Section 6.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time in question.

                  "Trading Day" means any day on which NASDAQ is open for trading, or if the shares of Common Stock are not quoted on NASDAQ, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading.

                  "Transfer", as used in Section 3, shall mean any disposition of this Warrant, any Warrant Shares, or of any interest therein, which would constitute a sale of or an offer to sell such Warrant or Warrant Shares within the meaning of the Securities Act.

                  "Warrant" or "Warrants" shall mean this Warrant and any Warrant or Warrants issued upon transfer hereof, including all amendments to any such Warrants and together with all Warrants issued in exchange, transfer or replacement of any thereof.

                  "Warrant Shares" shall mean all shares of Common Stock purchased or purchasable by the registered Holders of the Warrants upon the exercise thereof, provided that such shares of Common Stock shall be deemed to include all other shares of Common Stock issued or issuable in connection therewith, whether as a result of stock dividends, exchanges, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or otherwise.

         Section 2. Ownership of This Warrant; Delivery of Shares into Escrow; Term of Warrant.

         (a) Ownership. Shareholder may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof for all purposes, notwithstanding any notations of ownership or writing hereon made by anyone other than Shareholder, and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in
Section 3(b). The Company shall maintain on behalf of Holder and the Shareholder, at its office or agency in Fort Worth, Texas (or at such other office or agency of the Company as the Company shall designate from time to time by notice to Shareholder and the registered Holder of this Warrant), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five (5) Business Days after Shareholder or any Holder shall by notice request the same, the Company will deliver to such Holder or Shareholder a certificate, signed by one of its authorized officers, listing the name and address of every other Holder, as such information appears in such register at the close of business on the day before such certificate is signed.

         (b) Escrow. Concurrently with the execution hereof, Shareholder is delivering to the Company 220,690 shares of Common Stock (the "Escrow Shares"), representing all of the shares of Common Stock deliverable upon exercise of this Warrant on the date hereof, such shares to be held in escrow by the Company for the benefit of Holder upon exercise of this Warrant. Shareholder agrees and covenants (i) that he will take no action, nor willfully permit any action to be taken, that would result in any Lien being placed on the shares of Common Stock so placed in escrow and (ii) that he will forthwith deliver to the Company, upon request of the Company or the Holder, any shares of Common Stock that become subject to this Warrant in the future as a result of adjustments pursuant to Section 5 hereof, free and clear of any Lien. Shareholder authorizes the Company, or, at any time that Company uses a stock transfer agent, the Company's transfer agent, to place a stop transfer legend on the stock transfer records of the Company in respect of such shares of Common Stock until the earlier of (i) the exercise of this Warrant with respect to such shares of Common Stock or (ii) the expiration or cancellation hereof. Shareholder hereby authorizes the Company to act in his place and stead in delivering Warrant Shares upon exercise of this Warrant and authorizes the Company to accept payment of the Purchase Price on Shareholder's behalf upon exercise, or partial exercise, of this Warrant. The Company agrees to promptly pay over to Shareholder such Purchase Price.

         (c) Term. This Warrant shall be void after 5:00 p.m. Eastern Standard time on the Expiration Date. To the extent that this Warrant, or any portion hereof, has not been exercised before 5:00 p.m. Eastern Standard time on the Expiration Date, all shares of Common Stock held pursuant hereto will be immediately released to Shareholder and the Company will remove, or cause to be removed, all stop transfer legends placed thereon as a result of such escrow.

         (d) No Rights as Shareholder. Notwithstanding the foregoing, nothing in this Warrant shall be construed as conferring upon the Holder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as shareholder with respect to any meeting of shareholders for the election of directors of the Company or any other matter. Shareholder shall retain all rights as a shareholder of the Company with respect to the Escrow Shares including any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger conveyance, or otherwise) or to receive notice of meeting, and except as otherwise provided for herein receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

         Section 3. Exchange, Transfer and Replacement.

         (a) Exchange. This Warrant is exchangeable, upon the surrender hereof by the registered Holder to Shareholder at the Company's office or agency provided for in Section 2, for new Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of the Common Stock purchasable hereunder or under any other Warrants tendered herewith, each of such new Warrants to represent the right to purchase such number of shares of the Common Stock as shall be designated by said registered Holder at the time of such surrender, not to exceed the aggregate shares of Common Stock purchasable on the exercise of all such tendered Warrants.

         (b) Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, but only upon the register provided for in Section 2 and only upon satisfaction of the conditions set forth in this Warrant, by the registered Holder hereof, and a new Warrant shall be made and delivered by the Company on behalf of Shareholder, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant with the assignment form attached hereto duly completed, at said office or agency of the Company. No sale, transfer, or other disposition of this Warrant or the Warrant Shares issuable hereunder will be made without registration under the Securities Act and applicable state securities laws or pursuant to exemptions therefrom. The Company or Shareholder may, as a condition to any such transfer, require an opinion of counsel reasonably satisfactory to it that such transfer complies with all applicable federal and state securities laws.

         (c) Replacement. Upon receipt by Shareholder at the Company's office or agency provided for in Section 2 of evidence reasonably satisfactory to Shareholder of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to Shareholder and the Company, and upon surrender of this Warrant, if mutilated, the Company on behalf of Shareholder will make and deliver a new Warrant of like tenor, in replacement of this Warrant; provided that, if Wingate or any of its Affiliates shall be the registered Holder hereof, an agreement of indemnity (in form reasonably satisfactory to Shareholder) by such registered Holder shall be sufficient for all purposes of this Section 3.

         (d) Cancellation and Taxes. This Warrant shall be promptly cancelled by Shareholder upon the surrender hereof in connection with any exchange, transfer, or replacement pursuant to this Section 3.

         (e) Legend. All Warrants issued upon transfer hereof, including all amendments to any such Warrants shall be imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

             THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WERE PURCHASED PURSUANT TO A STOCK PURCHASE AGREEMENT DATED DECEMBER 23, 1998, AMONG WINGATE PARTNERS II, L.P., JERRY E. KIMMEL, AND KEVCO, INC. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW AND SECTION 3 OF THIS WARRANT.

         Section 4. Exercise of this Warrant.

         (a) In order to exercise this Warrant in whole or in part, the registered Holder hereof shall complete a subscription form in the form attached hereto and deliver to Shareholder at the Company's office or agency provided for in Section 2 such subscription form, this Warrant and the aggregate Purchase Price of the shares of the Common Stock then being purchased; provided that any single exercise of this Warrant not made in whole must be for a minimum of 5,000 Warrant Shares as adjusted pursuant to Section 6.

         (b) Such Purchase Price shall be paid to Shareholder in lawful money of the United States by company check of Wingate or an Affiliate of Wingate, or, if the Holder is other than Wingate or an Affiliate of Wingate, by certified check drawn on a banking institution chartered by the government of the United States or any state thereof or wire transfer of funds.

         (c) The exercise of this Warrant shall be deemed to have been effected and the Purchase Price and the number of shares of the Common Stock issuable in connection with such exercise shall be determined as of the close of business on the Business Day on which the last to be delivered of such completed subscription form and all other items required to be delivered in connection with such exercise by the registered Holder hereof pursuant to this Section 4 shall have been delivered to the Company on behalf of Shareholder at the requisite office or agency of the Company. Upon receipt of such form and other items, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, deliver from escrow such shares of Common Stock as shall be specified on such form and for which the Purchase Price has been tendered. The Company hereby undertakes to prepare a new certificate or certificates, in such number of shares as is requested by Holder, and deliver such certificate(s) representing the number of shares of Common Stock to be received upon exercise hereof. To the extent that this Warrant is exercised only in part, Shareholder agrees to execute and deliver a new Warrant of like tenor to Holder for the purchase of the remaining shares subject to this Warrant.

         Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant representing such shares or securities (other than income taxes imposed on Holders); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the Holder who surrendered a Warrant upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

         Section 6. Share Adjustment Provisions; Adjustment of Purchase Price. The Purchase Price from time to time in effect under this Warrant, and the number of Warrant Shares subject to purchase hereunder, shall be subject to adjustments from time to time as hereinafter set forth in this section.

         (a) Common Stock Splits. Upon any subdivision by the Company on or after the Initial Issue Date of all of its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such subdivision or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Purchase Price then in effect shall be correspondingly decreased. Upon any pro rata reduction by the Company on or after the Initial Issue Date of its outstanding shares of Common Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such reduction or exchange the number of Warrant Shares purchasable upon the exercise of this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the Purchase Price then in effect shall be correspondingly increased.

         (b) Common Stock Dividends. Upon any declaration and payment by the Company on or after the Initial Issue Date of a dividend upon Common Stock payable in Common Stock, then in each case from and after the payment of such stock dividend, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the Purchase Price then in effect shall be correspondingly decreased.

         (c) Other Issues. Upon any issuance by the Company to the Shareholder or his Affiliates or family members (the "Shareholder Group") of shares of Common Stock on or after the Initial Issue Date (other than issuances of stock requiring adjustments hereunder pursuant to the immediately preceding subsections (a) and (b) of this Section 6) for a consideration lower than the Market Price per share of stock in effect immediately prior to such issuance, the Purchase Price then in effect shall be reduced or increased, as appropriate, to equal the following amount:

                           (D x E) + (F x G)
                           -----------------
                                   C x E

where C equals the number of shares of Common Stock beneficially owned by the Shareholder Group immediately after such additional issuance, D equals the number of shares of Common Stock beneficially owned by the Shareholder Group prior to the issue of such additional Common Stock, E equals the Market Price per share of stock in effect immediately prior to the issue of such additional Common Stock, F equals the aggregate consideration (before deducting underwriting discounts, commissions, and other expenses) received or to be received by the Company in connection with the issuance of such additional Common Stock, and G equals the Purchase Price which would have been in effect immediately prior to such issuance had all previous adjustments (if any) under this subsection (c) been made pursuant to the foregoing formula. Upon any such reduction in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be correspondingly increased. The provisions of this subsection (c) shall not be applicable to any issuance of Common Stock upon actual exercise or actual conversion of any option, warrant, right, or other security convertible into or exercisable for Common Stock if the Purchase Price was fully and properly adjusted pursuant to the immediately following subsection (d) at the time such option, warrant, right, or other security was issued.

         (d) Common Stock Options; Subscription Rights; Convertible Securities. Upon any issuance by the Company to any member of the Shareholder Group on or after the Initial Issue Date of options or rights to subscribe for shares of Common Stock or of any securities convertible into or exchangeable for shares of Common Stock or of any similar securities for a consideration per share less than the Market Price in effect immediately prior to the issuance of such options, rights, or securities, the Purchase Price shall be reduced (and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be appropriately increased or reduced), by making computations in accordance with subsection (c) of this Section 6; provided that:

             (i) The maximum number of shares of Common Stock deliverable under any such option or right shall be considered to have been delivered at the time such option or right was issued, for a consideration equal to the minimum purchase price per share of Common Stock provided for in such option or right, plus the consideration, if any, received by the Company for such option or right (before deducting underwriting discounts, commissions, and other expenses);

             (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities (before deducting underwriting discounts, commissions, and other expenses) plus the minimum consideration (other than such securities) to be received by the Company upon the exchange or conversion of such securities;

             (iii) If the purchase or conversion price provided for in any rights or options referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) in effect at the time of such event shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect at such time had such rights, options, or convertible securities still outstanding provided for such new purchase or conversion price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold. If the purchase or conversion price provided for in any such right or option referred to above, the additional consideration, if any, payable upon the conversion or exchange of convertible securities referred to above, or the rate at which any convertible securities referred to above are convertible into or exchangeable for shares of Common Stock shall be changed at any time by reason of provisions designed to protect against dilution, then when shares of Common Stock are delivered upon the exercise of any such right or option or upon conversion or exchange of any such convertible security, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect hereunder shall be readjusted to such amount as would have been obtained had such right, option, or convertible security never been issued as to such shares of Common Stock and had the adjustments required hereunder been made at the time of the issuance of the shares of Common Stock delivered as aforesaid; and

             (iv) On the expiration of any such options or rights, or at the termination of any such rights to convert or exchange, the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) then in effect shall be readjusted to the Purchase Price (and the number of shares of Common Stock purchasable upon the exercise of this Warrant) which would have been in effect had the adjustments (and readjustments) made upon the issuance of such expired or terminated options, rights, or securities (or upon the occurrence of any event with respect thereto specified in the immediately preceding subsection (iii)) not been made. Notwithstanding the prior sentence, the Holder shall not be required to surrender or adjust any shares of Common Stock theretofore received by the Holder upon exercise of a Warrant.

         (e) Special Dividends; Purchase Rights.

             (i) If at any time on or after the Initial Issue Date the Company shall distribute to all holders of shares of Common Stock of any class evidences of its indebtedness or assets (excluding any regular periodic cash dividend) or a distribution in partial liquidation, each payable otherwise than in shares of Common Stock or in securities to which the provisions of the immediately following subsection (e)(ii) are applicable, Shareholder shall pay to the Holder of this Warrant, upon the exercise hereof at any time on or after the payment of such dividend or distribution, the securities and other property (including cash) which such Holder would have received (together with all subsequent distributions thereon) if such Holder had exercised or converted this Warrant on the record date fixed in connection with such dividend or distribution, and Shareholder shall take whatever steps are necessary or appropriate to keep available at all times any securities and other properties which are required to fulfill such obligations of Shareholder. Notwithstanding the foregoing, the rights of the Holder hereof under this subsection (e)(i) upon the Company's declaration of a dividend or distribution in partial liquidation payable only in securities convertible into shares of Common Stock may be exercised only in lieu of any adjustment (in this subsection (e) called a "subsection (d) adjustment") because of such dividend or distribution called for under subsection (d) of this
         Section 6, and upon exercise hereof such Holder must elect (as indicated in the subscription form attached hereto) either such subsection (d) adjustment or the rights and benefits provided for in this subsection (e)(i). Upon the election by Holder of rights under this subsection (e)(i), and delivery of the subscription form to Shareholder, Shareholder shall exercise such rights on behalf of Holder and deliver to Holder certificates for any Common Stock so received, originally executed for transfer to Holder promptly upon receipt thereof from the Company. For the purposes of determining the Purchase Price from time to time in effect and the number of shares from time to time subject hereto prior to the exercise hereof, it shall be assumed that the Holder hereof will so elect subsection (d) adjustments, but upon any election of the rights and benefits provided for in this subsection (e)(i) made at the time of exercise hereof the Purchase Price then in effect (and the number of outstanding shares of Common Stock purchasable upon such exercise) shall be redetermined to equal the amounts which would have been in effect had such subsection (d) adjustments never been made. Notwithstanding the provisions of this subsection (e)(i), in no event shall any Holder have the right to, or the right to elect to, receive Common Stock pursuant to this Warrant if, as a result thereof, a "change of control" could be deemed to occur under that certain Indenture dated as of December 1, 1997, by and among the Company, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as Trustee, and, in lieu thereof, the Holder shall have the right to receive, or the right to elect to receive, Nonvoting Common Stock. Shareholder hereby undertakes to deliver or cause to be delivered to the Company shares of Common Stock in equivalent number to any shares of Nonvoting Common Stock deliverable pursuant to this provision. The Company hereby undertakes to deliver to Holder, upon receipt of such Common Stock from Shareholder (which shall include any shares held in escrow) such shares of Nonvoting Common Stock.

             (ii) If at any time on or after the date hereof the Company shall grant, issue or sell any options or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire from Shareholder upon 10 days notice and subject to advance payment to Shareholder of the consideration, costs and expenses, if any, related to the Purchase Rights, in lieu of any subsection (d) adjustment and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the time or times at which the Company granted, issued or sold such Purchase Rights.

         (f) Effect of Reorganization and Asset Sales. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) of the Company or another Person with respect to or in exchange for Common Stock (each such transaction being hereinafter referred to as a "Transaction"), then each Holder shall be entitled to receive, and such Warrants shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise or conversion but otherwise upon and subject to all terms and conditions hereof, the cash, securities or other property to which such Holder would have been entitled upon the consummation of such Transaction if such Holder had exercised or converted such Warrants immediately prior thereto (subject to adjustments from and after the consummation date of such Transactions as nearly equivalent as possible to the adjustments provided for in this Section 6).

         (g) Notice of Adjustment or Substitution. On the happening of an event requiring an adjustment of the Purchase Price and upon each change in the number of Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder of this Warrant by reason of other events herein set forth, the Company shall, on behalf of Shareholder, immediately give written notice to the registered Holder(s) of this Warrant: (i) describing the event; (ii) stating the adjusted Purchase Price, the number of Warrant Shares issuable upon exercise or change in rights; and (iii) stating how such adjustment of Purchase Price or number of Warrant Shares was calculated and the facts on which the calculation is based.

         (h) Adjustment Exceptions. Anything in this Section 6 to the contrary notwithstanding, no adjustment of the Purchase Price or the number of Warrant Shares issuable upon the exercise of this Warrant shall be made upon (a) the issuance of any Warrants, (b) the issuance of any Warrant Shares, and (c) the issuance of any shares of Common Stock or (d) other options or rights to purchase stock, warrants, other securities to any member of the Shareholder Group who is an employee of the Company pursuant to a plan established by the Company for the exclusive benefit of its employees. Furthermore, none of the securities issued as described in this subsection (h) shall be deemed to be outstanding for the purposes of making the adjustments required by Section 6(c).

         (i) Company Undertakings. The Company hereby agrees to withhold from any dividend, distribution, right, securities or property otherwise receivable by the Shareholder as a result of any stock split, recapitalization, reorganization, statutory exchange, Transaction, Purchase Right or like event, such portion of the securities and other property (including cash) otherwise payable to Shareholder as a result of his record ownership of the Warrant Shares subject to this Warrant and to hold such securities and property in escrow for the benefit of the Holder upon exercise of this Warrant; provided, however, that the Company shall not be required to withhold any Purchase Right to the extent that such Purchase Right expires prior to the Expiration Date and shall, in lieu thereof, provide notice in accordance with Section 7 hereof.

         Section 7. Notifications by the Company. If at any time:

         (a) the Company shall declare upon the Common Stock any dividend or other distribution to the holders of the Common Stock;

         (b) the Company shall make an offer for subscription pro rata to the holders of the Common Stock of any additional shares of stock of any class or other rights whether by Purchase Rights or otherwise;

         (c) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization of the Company, any statutory exchange, any reclassification of the capital stock of the Company, or any consolidation of the Company or merger of the Company with, or sale of all or substantially all of its assets to, another Person;

         (d) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding-up of the Company; or

         (e) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company, on behalf of the Shareholder shall give notice thereof to each registered Holder of Warrants, specifying (i) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or
(ii) the date on which such reorganization, reclassification, statutory exchange, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by shareholders of the Company, as the case may be. Any such notice under subsections (a) through (e) of this section shall also specify the date as of which the holders of record of the Common Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be; such notice shall be given not less than thirty (30) and not more than fifty (50) days prior to the action in question (except in the case of notice for actions under Section 7(e), which notice shall be promptly following such action) and not less than thirty (30) and not more than fifty (50) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, if either is required.

         Section 8. Notices. All notices, requests and other communications required or permitted to be given or delivered to registered Holders shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each such Holder at the address shown on such Holder's Warrant, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered to the Company on behalf of the Shareholder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to Company, as follows:

                                      Kevco, Inc.
                                      1300 South University, Suite 200
                                      Fort Worth, Texas  76107
                                      Attention:  President
                                      Telecopy Number:  (817) 332-2765
                                      with a copy to:

                                      Jackson Walker L.L.P.
                                      901 Main Street, Suite 6000
                                      Dallas, Texas  75202-3797
                                      Attention:  Byron F. Egan
                                      Telecopy Number:  (214) 953-5822

                                      Wingate Partners II, L.P.
                                      750 North St. Paul, Suite 1200
                                      Dallas, Texas 75201
                                      Attention:     Frederick B. Hegi, Jr.
                                                     James A. Johnson
                                      Telecopy Number:  (214) 871-8799

                                      with a copy to:

                                      Weil, Gotshal & Manges LLP
                                      100 Crescent Court, Suite 1300
                                      Dallas, Texas  75201
                                      Attention:  Mary R. Korby
                                      Telecopy Number:  (214) 746-7777

or at such other address as shall have been furnished to the registered Holders by notice from the Company. Each such notice sent by mail as described above shall be deemed received on the date of receipt by the Holder or the company, as applicable.

         Section 9. No Rights or Liabilities as Shareholder. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger conveyance, or otherwise) or to receive notice of meetings, (except as otherwise provided for herein) receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of the Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 10. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

         Section 11. Confidentiality. By its acceptance hereof each Holder of this Warrant agrees that it will take all reasonable steps to keep confidential any proprietary information of the Company furnished to it, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any Governmental Body, or (iii) is furnished to purchasers or prospective purchasers hereof (exclusive of any Person who competes with, or is an Affiliate of a Person who competes with, the Company) so long as such purchasers and prospective purchasers have agreed to be subject to restrictions identical to those imposed upon such Holder under this sentence.

         Section 12. Miscellaneous. Unless otherwise expressly provided herein or unless the registered Holder hereof otherwise consents in writing, all financial statements and reports furnished by the Company pursuant to Section 6(i) or otherwise furnished hereunder to the registered Holder hereof shall be prepared and all computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles in the United States consistently applied. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, ______________________ has caused this Warrant to be signed and delivered and to be dated as of __________, 1999.

                                           ------------------------------------



                                           By:
                                              ---------------------------------
                                           Name:

  ATTEST:



By:
   --------------------------------
Name:



  The Company hereby agrees to be bound by the covenants and obligations of the Company contained herein:

  KEVCO, INC.


By:
   --------------------------------
Name:
Title:

                                 ASSIGNMENT FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of

                   -------------------------------------------

         For Value Received, the Undersigned registered holder hereby sells, assigns and transfers unto _______________________ the right to purchase ______ shares of the Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ as Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

Name of Registered Holder:
                                               --------------------------------



Signature:
                                               --------------------------------



Title of Signing Officer
or Agent (if any):
                                               --------------------------------



Address of Registered
Holder:
                                               --------------------------------



Dated:
      -----------------------


Signed in the presence of





-------------------------------------

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of

                   ------------------------------------------

                  The undersigned registered holder hereby exercises the right to purchase ______ shares of the Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment of the Purchase Price of such shares, $____________.

Name of Registered Holder:
                                               --------------------------------



Signature:
                                               --------------------------------



Title of Signing Officer or Agent (if any):
                                               --------------------------------



Address of Registered
Holder:
                                               --------------------------------



Dated:
      ----------------------

                                    EXHIBIT B



                         [FORM OF CONSULTING AGREEMENT]

                                     FORM OF
                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (this "Agreement") is made as of _______________, 1999 between Kevco, Inc, a Texas corporation (the "Company"), and Mr. Gerald E. Kimmel (the "Consultant").

         WHEREAS, prior to the date hereof, the Consultant has served as the Chairman of the Board of Directors of the Company (the "Board") and President and Chief Executive Officer of the Company and has contributed greatly to the Company's growth and success;

         WHEREAS, on the date hereof, in connection with certain business transactions which the Company is completing and in consideration of the Company's obligations hereunder, the Company and the Consultant have agreed to terminate the Consultant's current Employment Agreement, dated as of October 1, 1996 (the "Existing Agreement"), and the Consultant is resigning from the positions described above;

         WHEREAS, the Company desires to ensure the availability to the Company of the Consultant's expertise and experience;

         WHEREAS, following the date hereof, the Consultant will continue to be the beneficial owner of a substantial amount of the Company's outstanding voting common stock;

         WHEREAS, the Company wishes the Consultant to continue to serve as a Director of the Company and to serve as the non-executive Vice Chairman of the Board and the Consultant is willing to and desirous of serving in such positions; and

         WHEREAS, the Consultant is willing to provide such assistance and assurance, all upon and subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the Company and the Consultant agree as follows:

1.       Term of Consultancy Engagement; Duties.

         (a) Term. The Company hereby agrees to engage the Consultant as a consultant, and the Consultant hereby agrees to serve in such capacity, for a period of four years commencing on the date hereof (the "Term").

         (b) Engagement. In his capacity as a consultant hereunder, the Consultant periodically will make himself reasonably available to the Company to advise with respect to issues that may arise from time to time concerning aspects of the Company's businesses with which the Consultant has particular expertise or experience. In performing his duties hereunder, the Consultant shall coordinate and communicate his efforts with the Board. The Consultant shall not be required to follow any formal schedule of duties or assignments and shall perform the consultancy in a manner that the Consultant determines is reasonable.

2.       Compensation; Benefits.

         (a) Compensation. In consideration for the Consultant's consulting undertakings as set forth in paragraph 1, the Company shall pay the Consultant an annual fee of $315,000.00 per year, which amount shall be payable in equal installments not less than once each month during the Term. The Company shall reimburse the Consultant promptly after receipt of an invoice evidenced by appropriate receipts, for all reasonable business expenses (including travel expenses) incurred by the Consultant in connection with performing consulting services for the Company hereunder.

         (b) Medical and Dental Benefits. Until the death of the survivor of the Consultant and the Consultant's Spouse (the "Coverage Term"), the Company shall use its reasonable best efforts to include the Consultant and Consultant's spouse in all present and future group health, medical, dental, hospitalization, and similar programs offered by the Company and its subsidiaries to their respective employees generally (collectively the "Insurance Coverage"), and the Company shall not take any action, or fail to take any action, the effect or result of which would be to exclude or otherwise disqualify the Consultant or Consultant's spouse from inclusion in the Insurance Coverage. During the Term, the Company shall bear all costs and expenses of the Insurance Coverage for the Consultant and the Consultant's spouse but at all times thereafter during the Coverage Term, the Consultant shall bear the premium costs and shall be responsible for all co-payments, deductibles, and all other costs in the same manner and to the same extent as the active employees of the Company with respect to such Insurance Coverage. During the Term, the Consultant or Consultant's spouse cannot be included in or covered by the Insurance Coverage or if there is no Insurance Coverage or to the extent there is no Insurance Coverage, the Company shall obtain for Consultant or Consultant's spouse and shall keep in full force and effect during the Term, comparable or additional coverage for such persons; provided, however, if any such coverage is not available or to the extent any of such coverage is not available, the Company shall, at its sole cost and expense, pay or reimburse the Consultant and Consultant's spouse for, all health, medical, dental, hospitalization, deductibles, and other similar costs and expenses (collectively, the "Health Costs") incurred or sustained by such persons during the Term not covered or paid for by the Insurance Coverage or such other coverage, including the insurance premiums for the Insurance Coverage or other coverage. In determining whether coverage is "comparable coverage" the following factors, among others, shall be considered relevant: quality of care, freedom to select facilities, physicians, and other health care providers, relative financial responsibility of insured and insurer to cover Health Costs, benefits and illnesses covered by the applicable insurance, and each of obtaining health care provider services.

             If the Company desires to sell or otherwise transfer to a third party all or substantially all of the assets or equity of the Company, the Company covenants and agrees to and with the Consultant to cause such third party to assume the obligations set forth in this paragraph 2(b), but any such assumption shall not relieve the Company of its obligations hereunder. The obligations of the Company under this paragraph 2(b) shall survive the expiration of the Term.

         (c) Obligations Absolute. The Company's obligations in respect of the compensation payments and medical and dental benefits provided herein shall be an absolute obligation of the Company and shall be paid regardless of whether the Consultant actually performs any consulting services during the Term and such obligations shall not be subject to any claims or rights of set-off, mitigation or otherwise.

3.       Directorship; Information; Indemnity for Certain Expenses.

         (a) Directorship. (i) For so long as the Consultant remains the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least twelve percent (12%) of the outstanding common stock of the Company, the Company shall use its reasonable best efforts to ensure that at all times the Consultant and one other person designated by the Consultant and reasonably acceptable to the Company (such person or any replacement designated by the Consultant, hereinafter the "Designee") shall be directors of the Company and, to such end, the Company agrees to (acting through the Board or otherwise) nominate the Consultant and the Designee to serve as directors of the Company, to include the Consultant and the Designee in the slate of nominees recommended by the Board to the Company's shareholders for election as directors at such annual meetings (or special meetings) as applicable and to use its reasonable best efforts to cause the election of the Consultant and the Designee as directors of the Company, including by soliciting proxies in favor of the election of the Consultant and the Designee.

             (ii) For so long as the Consultant remains the "beneficial owner" of at least five percent (5%) of the outstanding common stock of the Company but less than twelve percent (12%) of the outstanding common stock of the Company, the Company shall use its reasonable best efforts to ensure that at all times the Consultant shall be a director of the Company and, to such end, the Company agrees to (acting through the Board or otherwise) nominate the Consultant to serve as a director of the Company, to include the Consultant in the slate of nominees recommended by the Board to the Company's shareholders for election as directors at such annual meetings (or special meetings) as applicable and to use its reasonable best efforts to cause the election of the Consultant as a director of the Company, including by soliciting proxies in favor of the election of the Consultant.

             (iii) At all times during which the Consultant serves as a director of the Company, the Company agrees to (acting through the Board or otherwise) appoint the Consultant to serve as the non-executive Vice Chairman of the Board.

         (b) Information. At any time during which the Consultant has the right to be nominated as a director pursuant to Section 3(a) hereof, the Company will make available to the Consultant such financial and other information concerning the Company and its business and affairs as he may reasonably request in connection with his status as a director of the Company.

         (c) Reimbursement for Certain Expenses. The Company agrees that, in addition to any rights the Consultant may have to indemnification or reimbursement from the Company pursuant to the provisions of the Company's charter, under applicable law or any applicable policy of insurance, in his capacities as a present or former officer and/or director of the Company, the Company will reimburse the Consultant for costs or expenses (including reasonable attorney's fees and expenses) incurred in defending or responding to any claim, action, suit, proceeding or investigation arising out of or pertaining to this Agreement, the Stock Purchase Agreement, dated as of December 23, 1998, among the Consultant, the Company, and Wingate Partners II, L.P., the Stock Purchase Agreement, dated as of December 23, 1998, between the Company and Wingate Partners II, L.P. or any of the transactions contemplated hereby or thereby, provided the Consultant is ultimately found not to be liable to the Company or its shareholders in any such claim, action, suit, proceeding, or investigation.

4. Nondisclosure of Confidential Information. Consultant acknowledges that he may have access, during the course of service as a Consultant to the Company, to certain confidential and proprietary information and products of the Company (collectively referred to herein as the "Confidential Information"). Consultant agrees not to disclose any Confidential Information unless (i) expressly authorized in writing by the Company, (ii) such Confidential Information is publicly available or (iii) disclosure is required by any governmental authority or in response to any valid legal process.

5.       Miscellaneous.

         (a) Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the Company and the Consultant, including the Existing Agreement.

         (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE IN AND TO BE WHOLLY PERFORMED IN SUCH STATE.

         (c) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address:

                  If to the Consultant, to:

                  Mr. Gerald E. Kimmel
                  6400 Cleburne Highway
                  Granbury, Texas  76049
                  Facsimile:  (817) 326-2203


                  If to the Company, to:

                  Kevco, Inc.
                  1300 South University Drive
                  Suite 200
                  Fort Worth, Texas  76107
                  Facsimile:  (817) 332-3403

         (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         (e) Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         (f) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

         (g) Independent Contractor. The Consultant shall be an independent contractor and the Company shall not withhold any income or other taxes from the payments hereunder.


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                                       5

         IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the day and year first above written.



                                KEVCO, INC.



                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------



                                -----------------------------------------------
                                GERALD E. KIMMEL